CONSENT OF INDEPENDENT ACCOUNTANTS

The Shareholders and Board of Directors
 Kirr, Marbach Partners Value Fund:


We consent to the use of our report incorporated by reference and the reference to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.

                                                                  /s/ KPMG LLP
                                                                  --------------
                                                                      KMPG LLP
Chicago, Illinois
January 24, 2001